Exhibit 99.1

OMEGA PROTEIN SENDS LETTER TO STOCKHOLDERS

Vote the WHITE Proxy Card to Support the Board’s Candidates for Long-Term Value Creation

HOUSTON, June 8, 2016 – The Board of Directors of Omega Protein Corporation (NYSE: OME) (the “Company” or “Omega Protein”), today issued a letter to stockholders in connection with the Company’s 2016 Annual Meeting scheduled to be held on June 28, 2016.

In the letter, the Board outlines its consistent actions to carefully consider all opportunities for long-term value creation, in contrast with the unprofessional and self-interested actions of Wynnefield Capital Management, LLC (“Wynnefield”), a stockholder that continues to wage a costly and distracting proxy contest against Omega Protein.

The full text of the letter follows:

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June 8, 2016

Dear Fellow Omega Protein Stockholders:

You have direct control in determining the future of your investment in Omega Protein Corporation. Your vote in the ongoing proxy contest waged against Omega Protein by a single self-interested stockholder, Wynnefield Capital Management, will have significant impact on the future of your Company.

Board Consistently Acts to Generate Long-Term Stockholder Value

In our view, the choice is simple. We think the following three core attributes of your Board underscore our commitment to generating long-term value and our ability to protect the interests of all stockholders.

1.

Clear Plan to Create Value - Your Board has implemented a clear plan to seize on macroeconomic trends to drive value creation. We have done this by strategically building a stronger and balanced nutrition company serving a broader range of customer segments.

2.

Proven Willingness to Explore All Alternatives – Your Board has consistently demonstrated a willingness to explore all options to drive stockholder value. Last year, the Board conducted a comprehensive review of strategic alternatives with the assistance of J.P. Morgan – a leading, globally recognized financial advisor. After careful consideration, in consultation with J.P. Morgan, the Board determined that the continued execution of the Company’s strategy combined with the focus on growth and efficiency underway currently represents the best path to maximize value for stockholders. Nonetheless, your Board always remains willing to evaluate options that may drive additional stockholder value – and indeed has done so recently.

3.

Independently Welcomes Fresh Voices – Your Board routinely brings on new, fresh voices to encourage a robust dialogue in the boardroom and ensure stockholders are always being appropriately represented. Consistent with this commitment, we added Steve Bryan and Gary Ermers to the Board in 2014. They bring specific experiences to add value to the Board’s efforts to drive stockholder value. This year, after interviewing several candidates, we nominated David Clarke, a seasoned executive in our industry, who was proposed by Wynnefield. If Mr. Clarke is elected, the Board has refreshed seven members of our eight-member Board in the last six years.

We value the constructive input of all investors of the Company. This is why we have consistently met with and sought to work productively with Wynnefield.

In fact, your Board interviewed and carefully evaluated all of Wynnefield’s nominees as well as other candidates through the established vetting process of the Corporate Governance and Nominating Committee. Following this review, your Board, recognizing the clear value of Mr. Clarke’s experience, decided to nominate him to join the Board.

In short, regardless of Wynnefield’s outlandish rhetoric, we never lost sight of the importance of acting in stockholders’ best interests. We, therefore, remain steadfast in our focus on making the right decisions to drive stockholder value.

The Unprofessional Behavior of Wynnefield’s Principal, Nelson Obus, Makes us Question Wynnefield’s Judgment

We think it is important for stockholders to understand the erratic and unprofessional nature of Wynnefield’s campaign, led by its co-managing member, Nelson Obus. Mr. Obus has sent numerous emails, often sent in the middle of the night, to Bret Scholtes, the Company’s President and Chief Executive Officer, and Omega Protein’s outside counsel, with insults and threats. Below are representative examples:

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“You are on the verge of really crossing me !!! because unlike almost all other activist situations Wynnefield has become involved with the path forward for you and your Board is so obvious. I'm also a great vote counter and you have about as much chance being successful in an expensive proxy battle as you do in being chosen as the next Pope.”

●	“I had a dream!! You were in Berlin..wearing a Sandwich Board that read. ‘OME for sale @ 8X TTM EBITDA.. Human Nutrition Company thrown in for Free’”

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“My first take @ the proposal. It's the best joke I've heard in months. You need to step up here and enter what is loosely referred to as the world of reality.” [NOTE: In response to Omega’s settlement proposal to add David Clarke to the Board.]

●	“You guys are such schmucks… I remain furious about the way you and your Board dealt with my proposal.. You appear to be self dealing idiots and will remain so until you prove me wrong!!”

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“I'm certain you read the curious upgrade by Tim Ramey today of OME. When you dissect it..it is an absurd piece since no reason was given for his raising his price target. I trust he received some trades for this piece of analytical trash. … I know how long a normal ‘strategic review’ should last and on that basis the project is getting long of tooth. It's likely not too late to avoid a knocked down dragged out proxy battle with us.. but should you wish to do so..you are running out of tarmac.” [NOTE: About Pivotal Research Group analyst, Tim Ramey]

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“Game On!! I'm amazed you are making me go to all this trouble ... Must be listening to Tim [Ramey] too much.. BTW that junk yard dog Houston law firm you hired are idiots.” [NOTE: Referring here to Omega’s outside counsel, Kai Liekefett.]

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“Are you Classy or Schmucky??? Kai-boy, I think the latter. … Being a marketing maniac and a junk yard dog simultaneously sometimes do not mix.” [NOTE: Email to Omega’s outside counsel, Kai Liekefett.]

●	"Dream on Davie boy.." [NOTE: Email to Omega's Nevada counsel David Garcia in response to Mr. Garcia's request that Wynnefield withdraw its frivolous lawsuit against the Company.]

We believe these statements reveal important insights into Mr. Obus’ abrasive, erratic, short-sighted and self-interested focus. Many of these emails were sent by Mr. Obus while the Board was in good faith conducting a publicly announced strategic review and seeking to find a reasonable settlement with Wynnefield to avoid a distracting and costly proxy fight while protecting the interests of all stockholders. The settlement offers the Board put forth included standard provisions, such as a customary standstill that Mr. Obus refused to accept “under any circumstances.”

Wynnefield has time and again demonstrated what we believe is a blind commitment to a destructive and costly campaign that only serves its short-sighted interests. A lawsuit recently filed by Wynnefield in Nevada is yet another example of Wynnefield’s misguided focus. To spend Wynnefield’s investors’ money pursuing this frivolous lawsuit is an irresponsible attempt to distract Omega stockholders from the important issues and Wynnefield’s lack of a substantive plan for Omega. In fact, associates of Wynnefield were overheard bragging about their clever scheme to manufacture this lawsuit to be used in the campaign, understanding that the lawsuit would not be resolved quickly. This is further evidenced by the fact that, although the lawsuit was already filed last Friday, Wynnefield waited five days until it filed a motion for a preliminary injunction yesterday afternoon. Apparently, Wynnefield is in no rush to obtain a court ruling – because they do not have a case and are more interested in tying up Omega’s time and resources.

Despite your Board having nominated a Wynnefield nominee and shown a consistent willingness to reach a settlement on customary terms, this hedge fund still insists on a director candidate who, according to Wynnefield’s own disclosures, has no relevant industry experience and whose financial background we believe would not be additive or complementary to our Board. Wynnefield also continues to advocate for actions that the Board has determined, following a thorough evaluation by J.P. Morgan, are not in the best interests of Omega’s stockholders.

Wynnefield has offered no concrete plan for driving value creation at Omega Protein. Instead, the hedge fund simply states that the recent review of strategic alternatives was “disappointing,” among other generic and unsubstantiated claims. Certainly we respect the views and seek the constructive input of our stockholders. However, it is important to remember that the exhaustive strategic review process was conducted with J.P. Morgan, a globally recognized financial advisor, and the Board carefully considered a broad range of alternatives, including a sale of the entire Company. Your eight-member Board, which includes seven independent directors, met 17 times during the strategic review process. When the conclusion of the strategic review was announced, Omega’s stock price rose in heavy trading on the first trading day post-announcement. It is plainly wrong to insinuate that the Board was not willing to consider all paths to create value. In fact, as market and industry dynamics change, your Board will continue to evaluate all opportunities for maximizing stockholder value.

Much like other short-term focused hedge funds, Wynnefield has demonstrated an inability to consider the long-term. This often costs stockholders dearly, especially within businesses that go through cycles. Our business is cyclical and we have taken critical steps to manage the cyclical nature of our business over the long-term while strongly investing in our core. Our experienced directors, willing to evaluate all options and take bold action, have demonstrated an ability to create and execute a strategy for durable stockholder value over the long-term. We believe that Mr. Obus, an erratic hedge fund manager with questionable judgment, can only put that value at risk.

Wynnefield Nominee Mr. Christodolou Lacks Relevant, Additive Skills

We always welcome healthy disagreement in the boardroom. A review of the qualifications of Wynnefield’s nominee, Mr. Michael Christodolou, however, leads us to believe his addition would not be additive and in fact could be detrimental to the effectiveness of the Board. We encourage stockholders to consider the following facts:

1.

INDEPENDENCE SHOULD BE QUESTIONED – In its only written settlement proposal, Wynnefield insisted that its Board nominees would be “permitted to communicate about the business and affairs of the Company with Wynnefield.” In other words, Wynnefield demanded full access to its supposedly “independent” directors to discuss confidential Board information. We question whether Wynnefield nominee Michael Christodolou would act as an independent director in the best interests of all stockholders given the unusual insistence on access from Wynnefield.

2.

BRINGS NO UNIQUE EXPERIENCE – Mr. Christodolou’s primary experience is in finance. We already have three directors with deep finance expertise. Mr. Christodolou’s skills and past experience are not differentiated or additive to the current Board’s mix of experiences.

3.

LIMITED M&A EXPERIENCE – In his time as a public company board director, Mr. Christodolou has only overseen one transaction in which the company was sold for a nominal 5.2% premium– which sounds like a great deal for the buyer but not for the stockholders of Mr. Christodolou’s company. Given this is a central aspect of Wynnefield’s own efforts, we question his ability to contribute to an effective transaction process should one arise.

4.

NO INDUSTRY EXPERIENCE – Mr. Christodolou has, according to Wynnefield’s own disclosures, no apparent experience in the nutrition industry, and his private investment experience is not relevant to Omega’s strategic priorities of enhancing growth or profitability.

Vote for Qualified Candidate Gary Ermers on the WHITE Proxy Card

Conversely, Mr. Ermers’ experience directly addresses a broad range of areas that contribute to the Board’s ability to create stockholder value.

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Risk management – As a CFO for more than 20 years, Mr. Ermers had direct oversight for risk assessment and management. His experience includes implementing the first ever corporate compliance program in the highly regulated healthcare sector at a leading hospital system.

●	Financial – Mr. Ermers has a distinguished career as a CFO for several companies. This includes experience serving on the audit and finance committees of the boards of directors.

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Senior Management/Operational – Mr. Ermers served as a senior executive of St. Joseph Health System and KentuckyOne Health, where he had direct experience with mergers and acquisitions, executing organic growth initiatives, and directing capital investments.

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Investment – Mr. Ermers oversaw significant investment in profitable growth when he served as CFO of Saint Joseph Health System. During his tenure as CFO, the hospital system’s revenues grew from $145 million to $2.2 billion. This growth included six acquisitions, the creation of two new hospitals and the sale of a strategic subsidiary for a substantial premium.

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Proven Contributions – Since joining the Omega Board, Mr. Ermers has contributed his extensive healthcare knowledge to guide the Company’s expansion into human nutrition, which requires deep insight into the healthcare industry’s increased focus on wellness and preventive care.

Omega is seeking your vote FOR the THREE highly qualified and experienced Omega director nominees: Gary J. Ermers, Bret D. Scholtes, and David H. Clarke. These nominees are committed to acting in your best interest and leading Omega into the future. Your vote is critical to ensure Omega can continue its strategic transformation and plan to create near-term value and drive even higher returns over the long-term for all stockholders.

Sincerely,

Board of Directors
Omega Protein Corporation

Your Vote Is Important, No Matter How Many Or How Few Shares You Own.
Please vote the WHITE proxy card TODAY. If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:
D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005
Stockholders May Call Toll-Free: (866) 521-4192
Banks & Brokers May Call Collect: 212-269-5550
Email: OME@dfking.com

Safe Harbor Statement

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: This letter includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Statements contained in this letter that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Forward-looking information may be based on projections, predictions and estimates. Some statements in this letter may be forward looking and use words like "may," "may not," "believes," "does not believe," "expects," "does not expect," "anticipates," "does not anticipate," "sees," "does not see," "should," "plan," "possible," "potential" or other similar expressions. The forward-looking statements in this letter include statements concerning confidence in the Company's strategic plan. In making these statements, we rely on assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and the actual results may differ materially from those stated in the forward-looking statements due to a variety of important factors, both positive and negative. Important factors that could cause actual results to be materially different from those stated in forward-looking statements include, among others: (1) the Company's ability to meet its raw material requirements through its annual menhaden harvest, which is subject to fluctuations due to natural conditions over which the Company has no control, such as varying fish population, fish oil yields, adverse weather conditions, natural and other disasters and disease; (2) the impact of laws and regulations that may be enacted that may restrict the Company's operations or the sale of the Company's products or increase the cost of compliance; (3) the impact of worldwide supply and demand relationships on prices for the Company's products; (4) the Company's expectations regarding demand and pricing for its products proving to be incorrect, and the effect of forward sales of products on the Company's financial results; (5) fluctuations in the Company's quarterly operating results due to the seasonality of the Company's business, estimates of standard cost for inventory and subsequent adjustments to such costs, and the Company's deferral of inventory sales based on worldwide prices for competing products; (6) the Company's ability to realize the anticipated benefits from its acquisitions in the Human Nutrition business, and specifically, to integrate successfully its acquisitions in the Human Nutrition segment; (7) the Company's expectations regarding its human nutrition business, its future prospects and the dietary supplement market or the human health and wellness segment generally, proving to be incorrect; (8) increase in the price and shortage of key raw materials that could adversely affect the Company’s human nutrition businesses; (9) the cost of compliance or potential restrictions on sales caused by laws and regulations regarding fish meal or oil importation into foreign jurisdictions; (10) business disruptions, costs and future events related to any proxy contests initiated by any activist stockholders; and (11) the impact of the Company's decision to exit the concentrated oils manufacturing business and dispose of its oil concentration facility on the Company's business, financial condition or results of operation, including the amount of any losses that may be incurred in connection therewith. Other factors are described in further detail in the Company's filings with the SEC, including its reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, the Company expressly disclaims any intentions or obligation to revise or update any forward-looking information whether as a result of new information, future events or otherwise.

About Omega Protein Corporation

Omega Protein Corporation (NYSE: OME) is a century old nutritional product company that develops, produces and delivers healthy products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. Omega Protein's mission is to help people lead healthier lives with better nutrition through sustainably sourced ingredients such as highly-refined specialty oils and essential fatty acids, specialty protein products and nutraceuticals.

The Company operates eight manufacturing facilities located in the United States, Canada and Europe. The Company also operates more than 30 vessels to harvest menhaden, a fish abundantly found in the Atlantic Ocean and Gulf of Mexico.